CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2012 relating to the consolidated financial statements of Goldrich Mining Company as of December 31, 2011 and 2010 and for the years then ended, and from inception (March 26, 1959) through December 31, 2011 which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Spokane, Washington

December 3, 2012